---------------------------------------------------------------------------







                            BLESSED ROCK OF EL MONTE
                        A California Limited Partnership



                               ANNUAL EXAMINATION



                                DECEMBER 31, 2002







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

                                    CONTENTS


                                                                           Page
                                                                           ----

INDEPENDENT AUDITOR'S REPORT                                                  1
FINANCIAL STATEMENTS:
    Balance Sheets                                                          2-3
    Statements of Operations and Changes in Partners' Equity                  4
    Statements of Cash Flows                                                5-6
    Notes to Financial Statements                                          7-11
SUPPLEMENTARY INFORMATION:
    Supplemental Schedule of Expenses                                        12
    Supplemental Schedule of Changes in Partners' Equity                     13

1730 Havens Point Place                                       Jack Gilk
Carlsbad, California 92008-3611                     Certified Public Accountant

Telephone: 760.434.8845
Facsimile: 760.434.8865
Email: jack@gilkcpa.com


Partners
Blessed Rock of El Monte Costa
Mesa, California


                          INDEPENDENT AUDITOR'S REPORT

      I have audited the accompanying balance sheet of Blessed Rock of El Monte, a California Limited Partnership as of December 31, 2001 and 2002, and the related statements of operations and changes in partners' equity, and operating cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

      I conducted my audits in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

      In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blessed Rock of El Monte as of December 31, 2001 and 2002 and the results of its operations and its operating cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

      My audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplementary information shown on page 12 and 13 is presented for the purpose of additional analysis and is not a required part of the basic financial statements of Blessed Rock of El Monte. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                       /s/ Jack Gilk
                                                       -------------

January 14, 2003                                                      33-0724657


                                 BLESSED ROCK OF EL MONTE
                            (A California Limited Partnership)
-----------------------------------------------------------------------------------------
                        BALANCE SHEETS, DECEMBER 31, 2001 AND 2002
-----------------------------------------------------------------------------------------


                                          ASSETS


                                                           2002               2001
                                                       -------------      -------------
Current Assets:
   Operating cash and equivalents                      $      46,102      $      27,108
   Security deposit cash                                      24,823             24,620
   Tenant accounts receivable                                  1,742              1,609
   Prepaid expenses                                           30,075             11,344
                                                       -------------      -------------
         Total current assets                                102,742             64,681
                                                       -------------      -------------

Property, Building, and Equipment, At Cost:
   Land                                                    1,271,162          1,271,162
   Building and improvements                               7,982,536          7,982,536
   Equipment                                                  54,657             46,190
                                                       -------------      -------------
                                                           9,308,355          9,299,888
   Accumulated depreciation                              ( 1,108,894 )        ( 900,818 )
                                                       -------------      -------------
         Property, building, and equipment - net           8,199,461          8,399,070
                                                       -------------      -------------

Other Assets:
   Replacement reserve                                        93,475             72,260
   Tax and insurance restricted accounts                      53,541             28,524
   Unamortized deferred costs                                 24,572             58,164
                                                       -------------      -------------
         Total other assets                                  171,588            158,948
                                                       -------------      -------------

                                                       $   8,473,791      $   8,622,699
                                                       =============      =============


                    See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------
                                            2


Blessed Rock of El Monte
Balance Sheets, December 31, 2001 and 2002
Page 2
-----------------------------------------------------------------------------------------


                             LIABILITIES AND PARTNERS' EQUITY


                                                           2002               2001
                                                       -------------      -------------
Current Liabilities:
   Current portion of long-term debt                   $      37,547      $      34,998
   Accounts payable                                           12,627              6,703
   Security trust liability                                   24,560             24,560
   Accrued interest                                           15,158             15,364
   Other accruals                                                  -              8,608
   Unearned rental income                                      1,189              1,536
                                                       -------------      -------------
         Total current liabilities                            91,081             91,769
                                                       -------------      -------------

Long-term Debt:
    Mortgage payable, less current portion
        included above                                     2,542,639          2,580,186
   Notes payable                                             706,213            706,213
   Accrued interest payable                                  195,453            172,619
   Grant loan payable                                        400,000            400,000
   Advance payable to general partner                          1,000              1,000
   Developer fee payable                                      98,719            182,719
                                                       -------------      -------------
         Total long-term debt                              3,944,024          4,042,737
                                                       -------------      -------------

Partners' equity                                           4,438,686          4,488,193
                                                       -------------      -------------

                                                       $   8,473,791      $   8,622,699
                                                       -------------      -------------


                    See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------
                                            3


                                 BLESSED ROCK OF EL MONTE
                            (A California Limited Partnership)
-----------------------------------------------------------------------------------------
                           STATEMENTS OF OPERATIONS AND CHANGES
            IN PARTNERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
-----------------------------------------------------------------------------------------


                                                           2002               2001
                                                       -------------      -------------
Revenue:
   Gross potential rents                               $     711,504      $     657,912
   Excess rents                                               85,938             87,052
   Less vacancies                                            ( 1,855 )          ( 2,702 )
                                                       -------------      -------------
   Net rental income                                         795,587            742,262
   Laundry and vending                                        12,146             11,122
   Tenant charges                                              1,217                961
   Interest income                                             1,571              2,731
   Other income                                                  229                  -
                                                       -------------      -------------
         Total revenues                                      810,750            757,076
                                                       -------------      -------------

Expenses:                                                    143,592            179,102
   Administrative
   Utilities                                                  55,162             56,044
   Operating and maintenance                                  64,248             49,233
   Taxes and insurance                                       141,226            119,286
   Interest                                                  214,361            216,750
   Depreciation and amortization                             241,668            239,295
                                                       -------------      -------------
         Total expenses                                      860,257            859,710
                                                       -------------      -------------

Net loss                                                    ( 49,507 )        ( 102,634 )

Partners' equity - beginning                               4,488,193          4,590,827
                                                       -------------      -------------

Partners' equity - ending                              $   4,438,686      $   4,488,193
                                                       -------------      -------------


                    See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------
                                            4


                                 BLESSED ROCK OF EL MONTE
                            (A California Limited Partnership)
-----------------------------------------------------------------------------------------
                                 STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2002
-----------------------------------------------------------------------------------------


Cash flows from operating activities:
   Rental receipts                                     $     783,655      $     733,529
   Operating interest receipts                                   790              1,300
   Other operating receipts                                   13,592             12,083
   Payments to suppliers and employees:
        Administrative expenses                            ( 32,612 )         ( 15,247 )
        Management fees                                    ( 59,553 )         ( 89,358 )
        Utilities                                          ( 53,047 )         ( 54,877 )
        Salaries and wages                                 ( 47,711 )         ( 53,116 )
        Operating and maintenance                          ( 50,322 )         ( 35,799 )
        Real estate taxes                                   112,101 )         ( 99,496 )
        Payroll taxes                                       ( 5,000 )          ( 5,069 )
        Property insurance                                 ( 25,180 )         ( 16,901 )
        Miscellaneous taxes and insurance                  ( 28,665 )         ( 14,604 )
        Interest on mortgage                                183,255 )        ( 185,629 )
        Interest on other notes                             ( 8,478 )                -
        Funding security deposit account                      ( 203 )            1,158
                                                       -------------      -------------
             Net cash provided by (used in)
               operating activities                          191,910            177,974
                                                       -------------      -------------

Cash flows from investing activities:
   Net tax and insurance impounds                           ( 25,017 )          ( 7,631 )
   Net reserve deposits, including interest                 ( 21,215 )          ( 8,949 )
   Reserve interest                                              781              1,168
   Capital expenditures                                      ( 8,467 )                -
                                                       -------------      -------------
         Net cash used in investing activities              ( 53,918 )         ( 15,412 )
                                                       -------------      -------------

Cash flows from financing activities:
   Mortgage principal payments                              ( 34,998 )         ( 32,622 )
   Developer fee payments                                   ( 84,000 )        ( 163,737 )
                                                       -------------      -------------
         Net cash used in financing activities             ( 118,998 )        ( 196,359 )
                                                       -------------      -------------
Net increase (decrease) in cash                               18,994           ( 33,797 )
Cash at beginning of year                                     27,108             60,905
                                                       -------------      -------------

 Cash at end of year                                   $      46,102      $      27,108
                                                       =============      =============


                    See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------
                                             5


Blessed Rock of El Monte
Statements of Cash Flow, December 31, 2001 and 2002
Page 2
-----------------------------------------------------------------------------------------


                                Reconciliation of Net Loss
                  to Net Cash Provided by (Used in) Operating Activities


                                                           2002               2001
                                                       -------------      -------------
Net Loss                                               $    ( 49,507 )    $   ( 102,634 )
Adjustments to reconcile net loss to net cash
    Provided by (used in) operating activities:
         Depreciation and amortization                       241,668            239,294
         Decrease (increase) in:
             Security deposit cash                             ( 203 )            1,184
             Receivables                                       ( 133 )            1,257
             Prepaids                                       ( 18,731 )              787
         Increase (decrease) in:
             Payables                                          5,216              ( 967 )
             Security deposit liability                            -               ( 25 )
             Accrued expenses                                 14,728             38,973
             Unearned rental income                            ( 347 )            1,536
         Reserve interest earned                               ( 781 )           (1,431 )
                                                       -------------      -------------

Net cash provided by (used in) operating activities    $     191,910      $     177,974
                                                       =============      =============



                    See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------
                                             6

                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION: Blessed Rock of El Monte, a California limited partnership, was formed on November 22, 1995 by and between Everland, Inc., a California Corporation, as the general partner and Tom Y. Lee as the limited partner. The Partnership Agreement was amended and restated on September 17, 1996 to replace Tom Y. Lee with WNC Housing Tax Credit Fund V, L.P. Series 3 and 4 as limited partners and WNC Housing, L.P. as a special limited partner.

      The Partnership was formed to acquire, construct, own and operate a 137-unit elderly facility apartment complex for low income residents in El Monte, California. The Partnership also generates tax credits to the partners in accordance with the provisions of the code and applicable Treasury regulations. The Partnership has qualified for low income housing tax credits as currently allowable under Section 42 of the Internal Revenue Code.

      The Partnership received HOME funds from the City of El Monte and redevelopment funds from the El Monte Community Redevelopment Agency as part of a public program to ensure affordable housing for senior citizen tenants. In addition, the El Monte Community Redevelopment Agency paid various project impact fees to the City of El Monte associated with the construction and development of the Project on behalf of the Partnership.

      CAPITALIZATION AND DEPRECIATION: Assets are recorded at cost and depreciated for financial accounting purposes using the straight-line method over their estimated useful lives. The principal estimated useful lives used in computing the depreciation provisions are 10 to 40 years for building and improvements, and 3 to 10 years for equipment The policy of the project is to charge amounts expended for maintenance, repairs, and minor replacements to expense, and to capitalize expenditures for major replacements and betterments.

      CASH AND CASH EQUIVALENTS: For purposes of reporting cash flows, cash includes unrestricted cash in bank, cash on hand, savings accounts, and all certificates of deposit with original maturities of three months or less.

      The Partnership maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

      DEFERRED  COSTS:  Deferred  costs,   comprised  of  tax  credit  fees  and
      organization costs are being amortized over five years.

--------------------------------------------------------------------------------
                                       7

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2002
Page 2
--------------------------------------------------------------------------------

      ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RENTAL INCOME AND UNEARNED RENTS: The Partnership rents apartment units on a month to month basis and recognizes revenues when earned. Advance receipts of rents are classified as liabilities until earned.

      INCOME TAXES: No provision is made for income taxes since such taxes, if any, are the liability of the individual partners.

2.    RESTRICTED FUNDS

      The Partnership is required to make monthly impound deposits to cover insurance premiums, property taxes and to maintain a reserve for replacements. These restricted funds are held by, and expenditures are subject to supervision and approval by, GMAC Commercial Mortgage.

3.    MORTGAGE PAYABLE

      Mortgage payable consists of a 7.05% real estate
      mortgage, payable to GMAC Commercial Mortgage,
      collateralized by a deed of trust on the real property.
      The obligation is payable in aggregate monthly principal
      and interest installments of $18,188 beginning July 1,
      1998 with a balloon payment in the amount of $2,017,000
      payable June 1, 2013.                                     $    2,580,186

      Less current portion                                            ( 37,547 )
                                                                --------------
                                                                $    2,542,639
                                                                ==============

      The amounts maturing for the next five years are:

           2003          $37,547
           2004           40,281
           2005           43,214
           2006           46,361
           2007           49,737

--------------------------------------------------------------------------------

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2002
Page 3
--------------------------------------------------------------------------------

4.    NOTES PAYABLE

      Notes payable at December 31, 2002 consist of the following:

      4% note payable with a term of 15 years, payable to El
      Monte Community Redevelopment Agency (RDA), secured by
      deed of trust and rents from Project. Note subject to
      prepayment in whole or in part based on events
      constituting default under terms of promissory note
      agreement. No events of default have occurred through
      December 31, 2002. Payments of interest and principal
      made annually beginning on April 1, 2003, and thereafter
      on April 1 until outstanding principal balance of note
      and all accrued interest paid in full. Payments paid
      from 50% of the residual rental income, as defined in
      the promissory note agreement. Payments, if any, applied
      first to accrued interest and second to principal of
      note. No payments made on note through 2002. At December
      31, 2002, accrued interest on note was $75,303.                $   275,000

      1% note payable with a term of 30 years beginning April
      3, 1996, payable to RDA for various development fees,
      secured by a deed of trust and rents from the Project.
      Commencing April 3, 1997, and thereafter on April 3 for
      the following 6 succeeding years, payment of $4,239 due
      each year. Payment increases to $8,478 April 3, 2004 and
      continues the next 7 succeeding years. April 3, 2012,
      payment increases to $32,534 and continues the next 14
      succeeding years, or until paid in full. Payments to be
      paid from 50% of residual rental income, as defined in
      promissory note agreement. Payments first applied to
      interest. $8,478 paid in 1999 for 1997 and 1998. $8,478
      paid in 2000 for 1999 and 2000. No payments were made in
      2002. At December 31, 2002 accrued interest on note was
      $12,150.                                                           431,213
                                                                     -----------

                                                                     $   706,213
                                                                     ===========

--------------------------------------------------------------------------------

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2002
Page 4
--------------------------------------------------------------------------------

5.    GRANT LOAN PAYABLE

      The Partnership received a loan of $400,000 on April 3, 1996 from the City of El Monte as part of a public program to ensure affordable housing for senior citizen tenants. Interest accrues on the principal amount at 4%, with a term of 55 years. Loan is secured by a deed of trust and rents from the Project. At maturity, the principal amount of the loan and all accrued interest shall be deemed discharged and waived by the City unless there is an occurrence of an event of default, as specified under the loan agreement. If default occurs, the City of El Monte is entitled to exercise its rights and the entire principal amount outstanding and any accrued interest could become due and payable at the option of the City of El Monte. Accrued interest at December 31, 2002 was $108,000.

6.    RELATED PARTY TRANSACTIONS

      CAPITAL CONTRIBUTIONS: The limited partners, WNC Housing Tax Credit Fund V, L.P. Series III and IV, 49.495% limited partners, are required to make a capital contribution of $5,162,171, which shall be made equally between them, in amounts and at times as stated in the Limited Partnership Agreement. The limited partners' cash contributions may be reduced to account for reduced tax benefits, if any. At December 31, 2002, the limited partners have contributed $5,021,578.

      PROJECT OR LOSS ALLOCATIONS: All items included in the calculation of income or loss not arising from a sale or refinancing, and all tax credits, shall be allocated 98.99% to the limited partners, .01% to the special limited partner and 1% to the general partner.

      DEVELOPER FEE PAYABLE AND ADVANCE PAYABLE TO GENERAL PARTNER: Under the terms of the Partnership Agreement, Everland, Inc., the developer, is to receive a developer fee totaling $1,050,416. This developer fee bears no interest and is payable upon additional capital contributions by the limited partners. During the periods ended December 31, 2002 and 2001, $84,000 and $163,737 of payments of the developer fees were made, respectively.

      MANAGEMENT FEE: A monthly property management fee in an amount computed at 5% of the collected gross revenue is payable to the management agent. Property management services to the Partnership are provided by an affiliate of the limited partners. Property management fees were $39,920 and $37,113 for the years 2002 and 2001, respectively.


--------------------------------------------------------------------------------
                                       10

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2002
Page 5
--------------------------------------------------------------------------------

      INCENTIVE MANAGEMENT AND OTHER FEES: Under the terms of the Limited Partnership Agreement, incentive management fees shall be paid to the general partner for services incidental to the administration of the business and affairs of the Partnership, reporting fees to the limited partners for services performed in monitoring the operations of the Partnership, services in connection with the Partnership's accounting matters and assisting with the preparation of tax returns. $60,442 of fees for the years 1998, 1999 and 2000 were recorded for year ended December 31, 2001. $55,013 of the fees were paid in year 2001. None were paid in prior years. The general partner earned $12,000 in reporting fees for 2002 and was paid $29,647, resulting in $12,218 in prepaid fees.

7.    CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

      The Partnership's sole asset is a 137-unit apartment complex. The Partnership's operations are concentrated in the multifamily real estate market In addition, the Partnership operates in a heavily regulated environment. The operations of the project are subject to the administrative directives, rules and regulations of local regulatory agencies. Such administrative directives, rules and regulations are subject to change. Such changes may occur with little notice or inadequate funding to pay for related costs, including the additional administrative burden, to comply with a change.






--------------------------------------------------------------------------------

                            SUPPLEMENTARY INFORMATION

                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                        SUPPLEMENTAL SCHEDULE OF EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2002
--------------------------------------------------------------------------------

Site management payroll                                              $    36,698
Manager's rent-free apartment                                             11,452
Management fee                                                            39,920
Reporting fee                                                             12,000
Audit fee                                                                  5,200
Advertising                                                                   40
Telephone and answering service                                            3,612
Office supplies                                                            3,101
Educational and social programs                                           11,520
Health insurance and other employee benefits                               7,439
Payroll taxes                                                              5,000
Workers' compensation                                                      5,063
Other administration                                                       2,547
                                                                     -----------
       Subtotal administrative expenses                              $   143,592
                                                                     -----------

Electricity                                                               20,709
Water and sewer                                                           17,185
Fuel                                                                      12,518
Garbage and trash removal                                                  4,750
                                                                     -----------
       Subtotal utilities                                                 55,162
                                                                     -----------

Maintenance and repairs payroll                                           13,565
Maintenance and repairs supply                                             5,277
Maintenance and repairs contract                                          13,705
Painting and decorating                                                    6,969
Grounds                                                                   10,673
Services                                                                   2,276
Furniture and furnishings replacement                                      9,186
Other maintenance expenses                                                 2,597
                                                                     -----------
       Subtotal maintenance expenses                                      64,248
                                                                     -----------

Property taxes                                                           112,101
Other taxes and licenses                                                   3,945
Property and liability insurance                                          25,180
                                                                     -----------
       Subtotal tax and insurance                                        141,226
                                                                     -----------

Interest                                                                 214,361
                                                                     -----------

Depreciation and amortization                                            241,668
                                                                     -----------
       Total expenses                                                $   860,257
                                                                     ===========

--------------------------------------------------------------------------------
                                       12

                                                   BLESSED ROCK OF EL MONTE
                                              (A California Limited Partnership)
----------------------------------------------------------------------------------------------------------------------------
                                     SUPPLEMENTAL SCHEDULE OF CHANGES IN PARTNERS' EQUITY
                                        FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2002
----------------------------------------------------------------------------------------------------------------------------


                                    WNC Housing       WNC Housing
                                     Tax Credit        Tax Credit
                                    Fund V, L.P.      Fund V, L.P.           WNC              Everland
                                      Series 3          Series 4          Housing L.P.          Inc.            Total
                                 -------------------------------------------------------------------------------------------
Balance - December 31, 2000         $ 2,272,486        $ 2,272,486       $       ( 47 )     $     45,902      $ 4,590,827
Net Loss - 2001                        ( 50,799 )         ( 50,799 )             ( 10 )          ( 1,026 )      ( 102,634 )
                                 -------------------------------------------------------------------------------------------

Balance - December 31, 2001           2,221,687          2,221,687               ( 57 )           44,876        4,488,193

Net Loss - 2002                        ( 24,503 )         ( 24,503 )              ( 6 )            ( 495 )       ( 49,507 )
                                 -------------------------------------------------------------------------------------------

Balance - December 31, 2002         $ 2,197,184        $ 2,197,184       $       ( 63 )     $     44,381      $ 4,438,686
                                 -------------------------------------------------------------------------------------------

Profit and loss percentage at
      December 31, 2002                  49.495%            49.495%             0.010%             1.000%         100.000%



----------------------------------------------------------------------------------------------------------------------------
                                                             13